Exhibit 99.1

Lincare Holdings Inc. Announces Fourth Quarter and Year Ended 2009 Financial Results

Press Release Source: Lincare Holdings Inc. On Monday February 8, 2010, 4:30 pm EST

CLEARWATER, Fla., Feb. 8 /PRNewswire-FirstCall/ — Lincare Holdings Inc. (Nasdaq: LNCR) today announced financial results for the fourth quarter and year ended December 31, 2009.

For the quarter ended December 31, 2009, net revenues were $405.8 million, compared with net revenues of $415.1 million for the fourth quarter of 2008. The Company estimates that the 2% decrease in net revenues in the fourth quarter of 2009 was comprised of 13% internal and acquisition growth offset by a 15% negative impact from Medicare reimbursement reductions that took effect in 2009. Net income for the quarter ended December 31, 2009, was $40.6 million, compared with net income of $55.6 million for the fourth quarter of 2008. Diluted earnings per share were $0.61 for the quarter ended December 31, 2009, compared with $0.76 diluted earnings per share for the comparable prior year period.

Net revenues for the year ended December 31, 2009, were $1.550 billion, compared with net revenues of $1.665 billion for the comparable period in 2008. The Company estimates that the 7% decrease in net revenues for the year ended December 31, 2009 was comprised of 10% internal and acquisition growth offset by a 17% negative impact from Medicare reimbursement reductions that took effect in 2009. Net income for the year ended December 31, 2009, was $136.1 million, compared with net income of $227.3 million for the prior year. Diluted earnings per share were $1.99 for the year ended December 31, 2009, compared with $3.04 diluted earnings per share for the comparable period last year.

The Company’s financial results for the fourth quarter and year ended December 31, 2009 were impacted by dramatic reductions in Medicare reimbursement for the Company’s primary product lines resulting from the implementation on January 1, 2009 of previously enacted legislation. The legislation included reductions in Medicare payment amounts of 9.5% for certain items of durable medical equipment, including oxygen, additional regulated Medicare price reductions for stationary oxygen equipment of another 2.3% (for a total reduction of 11.8%) and the implementation of a new reimbursement methodology for oxygen equipment from continuous monthly payment for as long as the equipment is in use by a Medicare beneficiary to a capped rental arrangement whereby payment for oxygen equipment may not extend beyond a period of continuous use of 36 months. In addition, the 2009 results reflect lower reimbursement for certain respiratory medications covered by Medicare. The Company estimates that these changes reduced net revenues in the fourth quarter and year ended December 31, 2009 by approximately $61.2 million and $274.7 million, respectively.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in 2009. Our company met the significant challenges presented by an unprecedented reduction in Medicare payment amounts for our services while continuing to focus on meeting the needs of each of our customers in order to improve their quality of life and to help them manage their disease at home. We remain committed to our strategy to maintain our position as the market leader in the provision of home-based respiratory therapy services and to expand our reach into markets where we believe we can add value and compete on the basis of efficiency and quality of care.”

Lincare generated $353.1 million of cash from operating activities during 2009 and invested $110.0 million in net capital expenditures and $5.1 million in business acquisitions. The Company repurchased 12,164,462 shares of its common stock during the year for $343.3 million. As of December 31, 2009, total long-term obligations including current maturities were $484.9 million, cash and investments were $79.1 million and common shares outstanding were 65,352,099.

The Company’s revenues and earnings are expected to be impacted in fiscal year 2010 by a further reduction in Medicare reimbursement for stationary oxygen equipment. The Centers for Medicare and Medicaid Services has implemented a lower monthly payment amount for stationary oxygen equipment furnished to Medicare beneficiaries in 2010 of $173.17, a reduction of 1.5% from the $175.79 rate in effect in 2009. As a result, the Company estimates that net revenues and operating income in 2010 will be negatively impacted by approximately $9.0 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to approximately 750,000 customers in 48 states through 1,056 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	December 31, 2009	December 31, 2008
		(As adjusted) (1)

Net revenues	$405,800	$415,092

Cost and expenses:
Costs of goods and services	113,417	98,450
Operating expenses	97,477	101,264
Selling, general and administrative expenses	83,229	83,178
Bad debt expense	6,087	6,227
Depreciation and amortization expense	28,767	28,909
Operating income	76,823	97,064

Interest expense, net	8,706	7,421

Income before income taxes	68,117	89,643

Income taxes	27,506	34,028

Net income	$40,611	$55,615

Basic earnings per common share	$0.62	$0.76

Diluted earnings per common share	$0.61	$0.76

Weighted average number of common shares outstanding	65,685,071	73,464,442

Weighted average number of common shares and common share equivalents outstanding	66,413,211	73,533,442

	For the twelve months ended
	December 31, 2009	December 31, 2008
		(As adjusted) (1)

Net revenues	$1,550,477	$1,664,580

Cost and expenses:
Costs of goods and services	431,291	400,812
Operating expenses	389,759	395,706
Selling, general and administrative expenses	330,589	326,886
Bad debt expense	23,257	24,969
Depreciation and amortization expense	118,120	117,527
Operating income	257,461	398,680

Interest expense, net	34,074	33,136

Income before income taxes	223,387	365,544

Income taxes	87,291	138,278

Net income	$136,096	$227,266

Basic earnings per common share	$2.00	$3.11

Diluted earnings per common share	$1.99	$3.04

Weighted average number of common shares outstanding	68,076,183	73,044,008

Weighted average number of common shares and common share equivalents outstanding	68,497,280	75,616,366

(1)	As adjusted for adoption of FASB ASC Topic 470-20.

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	December 31, 2009	December 31, 2008
	(As adjusted) (1)

Cash and Investments	$79,078	$133,051

Accounts Receivable, Net	159,542	176,797

Current Assets	284,950	287,122

Total Assets	1,877,194	1,938,809

Current Liabilities	163,467	167,742

Long-Term Obligations, Including Current Maturities	484,871	460,947

Stockholders’ Equity	901,915	1,028,326

(1)	As adjusted for adoption of FASB ASC Topic 470-20.